Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $13.2 Million, or $0.64 Per Diluted Share, in Second Quarter 2015;
Highlighted by a Strong Revenue Increase and Double Digit Year-over-Year Loan and Deposit Growth

Walla Walla, WA - July 20, 2015 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income in the second quarter of 2015 of $13.2 million, or $0.64 per diluted share, compared to $12.1 million, or $0.61 per diluted share, in the preceding quarter and $17.0 million, or $0.88 per diluted share, in the second quarter a year ago.  The current quarter results were impacted by $3.9 million of acquisition-related expenses which, net of taxes, reduced net income by $0.13 per diluted share, and the preceding quarter results were impacted by $1.6 million of acquisition-related expenses which, net of taxes, reduced net income by $0.07 per diluted share.  In the second quarter of 2014, Banner recognized a $9.1 million bargain purchase gain related to the acquisition of six branches in southwest Oregon, which net of related acquisition expenses contributed $0.23 to diluted net income per share.

In the first six months of the year, net income was $25.4 million, or $1.25 per diluted share, compared to $27.5 million, or $1.42 per diluted share, in the first six months of 2014, which included the $9.1 million bargain purchase gain.  Acquisition related expenses were $5.5 million, or $0.27 per diluted share, for the first six months of 2015 compared to $2.0 million, or $0.10 per diluted share, for the first six months of 2014.

“We continue to generate solid revenue growth driven by balance sheet expansion, client acquisition and robust mortgage banking activity, which was particularly strong in the first half of the year,” said Mark J. Grescovich, President and Chief Executive Officer.  “In addition to solid organic growth, our completed merger of Siuslaw Bank into Banner Bank in March 2015 and our purchase in June 2014 of six branches from Umpqua Bank have meaningfully contributed to our strong revenue generation.  We are also making good progress with our pending acquisition of AmericanWest Bank of Spokane, Washington.  With these strategic combinations, we will deploy our super community bank model throughout a strengthened presence in Washington, Oregon and Idaho, and enter attractive growth markets in California and Utah.  We expect these mergers to provide significant benefits to our expanding group of clients, communities, employees and shareholders.”

Completion of the pending merger with AmericanWest Bank, which remains subject to regulatory approval and other closing conditions, is anticipated to close late in the third quarter of 2015 and will create a super community bank with approximately $9.7 billion in assets, $6.8 billion in loans, $8.0 billion in deposits, and 190 branches across five western states.  The combined company will benefit from a diversified geography with significant growth opportunities, including nine of the top 20 western Metropolitan Statistical Areas by population.

Second Quarter 2015 Highlights

•	Net income was $13.2 million, or $0.64 per diluted share.
•	Annualized return on average assets was 1.02%.
•	Annualized return on average equity was 8.05%.
•	Revenues from core operations* increased 22% to $66.8 million, compared to $54.6 million in the second quarter a year ago.
•	Net interest margin was 4.19% for the current quarter, compared to 4.09% in the first quarter of 2015 and 4.06% in the second quarter of 2014.
•	Deposit fees and other service charges were $9.6 million, an increase of 18% compared to the preceding quarter and 30% year-over-year.
•	Revenues from mortgage banking operations were $4.7 million, an increase of 14% compared to the preceding quarter and 81% year-over-year.
•	Net loans increased by $129.7 million, or 3%, during the quarter, and increased 13% year-over-year.
•	Total deposits increased 10% to $4.30 billion compared to a year ago.
•	Core deposits represented 82% of total deposits at June 30, 2015.
•	Common stockholders' tangible equity per share* increased to $30.22 at June 30, 2015, compared to $29.75 at the preceding quarter end and $28.54 a year ago.
•	The ratio of tangible common stockholders' equity to tangible assets* remained strong at 12.26% at June 30, 2015.

BANR - Second Quarter 2015 Results
July 20, 2015

*Revenues from core operations and other operating income from core operations (both of which exclude fair value adjustments and gains, losses on the sale of securities and acquisition bargain purchase gain), other operating expense from core operations (which excludes acquisition-related costs) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last page of this press release.

Income Statement Review

Banner’s second quarter net interest income, before the provision for loan losses, increased 11% to $51.5 million, compared to $46.5 million in the preceding quarter and increased 17% compared to $43.8 million in the second quarter a year ago, largely reflecting strong client acquisition and significant organic loan and deposit growth as well as the recent acquisition.  In the first six months of 2015, Banner’s net interest income increased 14% to $98.0 million compared to $86.1 million in the first six months of 2014.

“Banner maintained a solid net interest margin during the second quarter as a result of continued improvement in our earning asset mix, improved yields on loans and securities and reduced cost of funds,” said Grescovich.  “The net interest margin was aided by a substantial credit recovery during the current quarter, which contributed $471,000 to net interest income and added four basis points to the second quarter net interest margin.  In addition, the current quarter was impacted by $414,000 of accretion of purchase accounting discounts from the Siuslaw acquisition which contributed another three basis points to the margin.”  Banner's net interest margin was 4.19% for the second quarter of 2015, compared to 4.09% in the preceding quarter and 4.06% in the second quarter a year ago.  In the first six months of the year, Banner’s net interest margin was 4.14% compared to 4.06% in the first six months of 2014.

Earning asset yields increased 10 basis points compared to both the preceding quarter and second quarter a year ago.  Loan yields increased 10 basis points compared to the preceding quarter and were seven basis points higher than the second quarter a year ago.  The credit recovery added five basis points to the current quarter loan yield and the purchase accounting discount accretion added four basis points.  Deposit costs decreased two basis points compared to the preceding quarter and decreased by five basis points compared to the second quarter a year ago.  The total cost of funds declined one basis point in the second quarter compared to the preceding quarter and declined five basis points compared to the second quarter a year ago.

“Banner’s increased market presence and our continued investment in our mortgage banking business line, coupled with strong home purchase activity in our markets, led to an increase in mortgage banking revenues during the second quarter,” said Grescovich.  Mortgage banking operations contributed $4.7 million to second quarter revenues compared to $4.1 million in the preceding quarter and $2.6 million in the second quarter of 2014.  In the first six months of 2015, mortgage banking operations contributed $8.8 million to revenues compared to $4.4 million in the same period a year earlier.  Home purchase activity accounted for 66% of second quarter mortgage banking originations and 60% of mortgage originations in the first half of 2015.  Deposit fees and other service charges increased 18% to $9.6 million in the second quarter of 2015, compared to $8.1 million in the preceding quarter and increased 30% compared to $7.3 million in the second quarter a year ago.  In the first six months of 2015, deposit fees and other service charges increased 27% to $17.7 million compared to $13.9 million in the first six months of 2014.  The year-over-year increase reflects strong organic growth, as well as the recent acquisitions, resulting in growth in the number of deposit accounts and increased transaction activity.

Revenues from core operations* (revenues excluding gains and losses on the sale of securities, net change in valuation of financial instruments and the bargain purchase gain) increased 12% to $66.8 million in the second quarter ended June 30, 2015, compared to $59.7 million in the preceding quarter and increased 22% compared to $54.6 million in the second quarter of 2014.  In the first six months of 2015, revenues from core operations* increased 19% to $126.5 million, compared to $106.2 million in the first six months of 2014.  Total revenues were $67.6 million for the quarter ended June 30, 2015, compared to $60.2 million in the preceding quarter and $64.1 million in the second quarter a year ago which included the $9.1 million acquisition bargain purchase gain.  In the first six months of 2015, total revenues were $127.8 million, compared to $115.5 million in the same period a year ago.

Banner’s second quarter 2015 results included a $797,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, which was partially offset by $28,000 in net loss on the sale of securities.  In the preceding quarter, Banner's results included a $1.1 million net gain for fair value adjustments, which was partially offset by $510,000 in net loss on the sale of securities.  In the second quarter of 2014, Banner's results included a $9.1 million acquisition bargain purchase gain based upon the fair value of the assets acquired and liabilities assumed as a result of the completed purchase of six branches from Umpqua Bank, as successor to Sterling Savings Bank, as well as a $464,000 net gain for fair value adjustments on financial instruments carried at fair value.

BANR - Second Quarter 2015 Results
July 20, 2015

Banner’s total other operating income, which includes the changes in the valuation of financial instruments, gains and losses on the sale of securities and bargain purchase gain, was $16.1 million in the second quarter of 2015, compared to $13.7 million in the first quarter of 2015 and $20.3 million in the second quarter a year ago.  In the first six months of 2015, total other operating income was $29.8 million compared to $29.3 million in the first six months of 2014.  Other operating income from core operations,* which excludes gains and losses on sale of securities, net changes in the valuation of financial instruments and the bargain purchase gain, was $15.4 million for the second quarter of 2015, compared to $13.2 million for the preceding quarter and $10.8 million for the second quarter a year ago.  Year-to-date, other operating income from core operations* increased 43% to $28.5 million, compared to $20.0 million in the same period a year ago.

Total other operating expenses (non-interest expenses) were $47.7 million in the second quarter of 2015, compared to $41.9 million in the preceding quarter and $38.4 million in the second quarter of 2014.  The increase in operating expenses was largely attributable to acquisition-related costs and incremental costs associated with operating the 16 branches acquired in June 2014 and March 2015, as well as generally increased compensation and marketing expenses.  Acquisition-related expenses were $3.9 million in the current quarter compared to $1.6 million in the preceding quarter and $2.0 million in the second quarter one year ago.  Year-to-date, total other operating expenses were $89.6 million, compared to $74.0 million in the same period one year ago, with acquisition-related expenses of $5.5 million, compared to $2.0 million in the comparable period one year ago.

For the second quarter of 2015, Banner recorded $6.6 million in state and federal income tax expense for an effective tax rate of 33.3%, which reflects normal marginal tax rates increased by the effect of certain non-deductible merger expenses and reduced by the effect of tax-exempt income and certain tax credits.

Credit Quality

“Our second quarter credit quality metrics continue to reflect our moderate risk profile.  While our non-performing assets increased compared to a year ago, primarily as a result of the recent acquisition of Siuslaw Bank, they are still at a very modest and manageable level.  All of the loans and REO acquired in the merger transaction have been recorded at appropriate fair values,” said Grescovich.  “Additionally, our reserve levels remain adequate, and no provision for loan losses was required during the second quarter or preceding quarter despite continued organic loan growth.”

The allowance for loan losses was $77.3 million at June 30, 2015, or 1.82% of total loans outstanding and 332% of non-performing loans.  Banner had net recoveries of $2.0 million in the second quarter compared to net charge-offs of $542,000 in the first quarter of 2015 and net charge-offs of $61,000 in the second quarter a year ago.  Non-performing loans were $23.3 million at June 30, 2015, compared to $24.7 million at March 31, 2015.  Non-performing loans were $19.7 million at June 30, 2014.  Real estate owned and other repossessed assets totaled $6.1 million at June 30, 2015, compared to $5.0 million at March 31, 2015 and $4.4 million a year ago.

Banner's non-performing assets were 0.57% of total assets at June 30, 2015, compared to 0.57% at March 31, 2015 and 0.51% a year ago.  Non-performing assets were $29.4 million at June 30, 2015, compared to $29.7 million at March 31, 2015 and $24.2 million a year ago.

Balance Sheet Review

“Net loans increased by $129.7 million, or 3%, during the quarter, and increased 13% year-over-year due to strong organic growth, as well as the branch purchase and Siuslaw acquisition.  Loan production remained solid, and we continue to see significant potential for growth in our loan origination pipelines,” added Grescovich.

Net loans were $4.17 billion at June 30, 2015, compared to $4.04 billion at March 31, 2015, and $3.69 billion a year ago.  The branch purchase and Siuslaw acquisition accounted for $88 million and $245 million, respectively, of the quarter-end loan portfolio.  Commercial real estate and multifamily real estate loans increased 3% to $1.82 billion at June 30, 2015, compared to $1.77 billion at March 31, 2015, and increased 18% compared to $1.54 billion a year ago.  Commercial business loans increased 5% to $811.6 million at June 30, 2015, compared to $776.6 million three months earlier and increased 10% compared to $735.1 million a year ago.  Agricultural business loans increased 11% to $231.0 million at June 30, 2015, compared to $208.6 million three months earlier but decreased compared to $245.7 million a year ago.  Total construction, land and land development loans increased 6% to $457.3 million at June 30 2015, compared to $431.0 million at March 31, 2015, and increased 31% compared to $349.6 million a year earlier.

Banner’s total assets declined slightly to $5.19 billion at June 30, 2015, compared to $5.21 billion at March 31, 2015, but increased 10% compared to $4.74 billion a year ago, largely as a result of the acquisition of Siuslaw Bank.  The total of securities and interest-bearing deposits held at other banks was $650.9 million at June 30, 2015, compared to $782.4 million at March 31, 2015 and $712.9 million a year ago.  The average effective duration of Banner's securities portfolio was approximately 3.1 years at June 30, 2015.

Total deposits were $4.30 billion at June 30, 2015, compared to $4.32 billion at March 31, 2015 and increased 10% compared to $3.92 billion a year ago.  The branch purchase and Siuslaw acquisition accounted for $210 million and $320 million, respectively, of the deposit portfolio at June 30, 2015.  Non-interest-bearing account balances were $1.48 billion at June 30, 2015, compared to $1.50 billion three months earlier and increased 23% compared to $1.21 billion a year ago.  Interest-bearing transaction and savings accounts increased slightly to $2.05 billion at June

BANR - Second Quarter 2015 Results
July 20, 2015

30, 2015, compared to $2.04 billion three months earlier and increased 16% compared to $1.77 billion a year ago.  Certificates of deposit decreased to $765.8 million at June 30, 2015, compared to $778.0 million at March 31, 2015, and decreased 18% compared to $937.0 million a year earlier.  Brokered deposits totaled $9.6 million at June 30, 2015, compared to $4.8 million at March 31, 2015 and $88.2 million a year ago.

“We continue to further reduce our funding costs by remixing our deposits away from higher-priced certificates of deposit and improving our core funding position,” added Grescovich.  Banner’s core deposits represented 82% of total deposits at June 30, 2015, compared to 76% of total deposits a year earlier.  The cost of deposits was 0.16% for the quarter ended June 30, 2015, compared to 0.18% for the preceding quarter, and declined five basis points from 0.21% for the quarter ended June 30, 2014.

At June 30, 2015, total common stockholders' equity was $660.7 million, or $31.50 per share, compared to $651.3 million at March 31, 2015 and $562.3 million a year ago.  Banner had 21.0 million shares of common stock outstanding at quarter end, compared to 19.6 million shares one year earlier.  On March 6, 2015, Banner issued 1.3 million shares in connection with the acquisition of Siuslaw Financial Group, which were valued at $44.02 per share and added $58.1 million to stockholders’ equity.  At quarter end, tangible common stockholders' equity*, which excludes goodwill and other intangible assets, was $633.8 million, or 12.26% of tangible assets*, compared to $624.1 million, or 12.04% of tangible assets, at March 31, 2015, and $558.4 million, or 11.78% of tangible assets, a year ago.  Banner's tangible book value per share* increased by 6% to $30.22 at June 30, 2015, compared to $28.54 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the newly implemented Basel III and Dodd Frank regulatory standards.  Banner Corporation's common equity Tier 1 capital ratio was 13.28%, its Tier 1 leverage capital to average assets ratio was 13.89% and its total capital to risk-weighted assets ratio was 16.21% at June 30, 2015.

Conference Call

Banner will host a conference call on Tuesday, July 21, 2015, at 8:00 a.m. PDT, to discuss its second quarter results.  To listen to the call on-line, go to  www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one month at (877) 344-7529 using access code 10067440, or at www.bannerbank.com.

About the Company

Banner Corporation is a $5.19 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and Siuslaw Bank and the proposed merger of Banner Bank and AmericanWest Bank (“AmericanWest”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the requisite regulatory approvals for the proposed merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in

BANR - Second Quarter 2015 Results
July 20, 2015

economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Banner of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made except where expressly required by law.

BANR - Second Quarter 2015 Results
July 20, 2015

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
INTEREST INCOME:
Loans receivable	$51,078	$46,365	$43,199	$97,443	$84,942
Mortgage-backed securities	1,275	1,027	1,446	2,302	2,917
Securities and cash equivalents	1,723	1,677	1,895	3,400	3,787
	54,076	49,069	46,540	103,145	91,646
INTEREST EXPENSE:
Deposits	1,768	1,733	1,910	3,501	3,874
Federal Home Loan Bank advances	3	17	51	20	90
Other borrowings	48	43	45	91	89
Junior subordinated debentures	800	740	726	1,541	1,446
	2,619	2,533	2,732	5,153	5,499
Net interest income before provision for loan losses	51,457	46,536	43,808	97,992	86,147
PROVISION FOR LOAN LOSSES	—	—	—	—	—
Net interest income	51,457	46,536	43,808	97,992	86,147
OTHER OPERATING INCOME:
Deposit fees and other service charges	9,563	8,126	7,346	17,689	13,947
Mortgage banking operations	4,703	4,109	2,600	8,812	4,440
Miscellaneous	1,106	921	821	2,027	1,632
	15,372	13,156	10,767	28,528	20,019
Net gain (loss) on sale of securities	(28)	(510)	—	(537)	35
Net change in valuation of financial instruments carried at fair value	797	1,050	464	1,847	209
Acquisition bargain purchase gain	—	—	9,079	—	9,079
Total other operating income	16,141	13,696	20,310	29,838	29,342
OTHER OPERATING EXPENSE:
Salary and employee benefits	26,744	24,287	22,330	51,031	43,486
Less capitalized loan origination costs	(3,787)	(2,838)	(3,282)	(6,625)	(5,477)
Occupancy and equipment	6,357	6,006	5,540	12,363	11,236
Information / computer data services	2,273	2,253	1,918	4,526	3,853
Payment and card processing services	3,742	3,016	2,746	6,758	5,261
Professional services	721	814	1,109	1,536	2,115
Advertising and marketing	2,198	1,610	1,370	3,808	2,425
Deposit insurance	625	567	637	1,192	1,213
State/municipal business and use taxes	455	453	388	908	547
Real estate operations	167	24	(109)	191	(70)
Amortization of core deposit intangibles	367	616	450	983	929
Miscellaneous	3,987	3,458	3,359	7,445	6,473
	43,849	40,266	36,456	84,116	71,991
Acquisition related costs	3,885	1,648	1,979	5,533	2,024
Total other operating expense	47,734	41,914	38,435	89,649	74,015
Income before provision for income taxes	19,864	18,318	25,683	38,181	41,474
PROVISION FOR INCOME TAXES	6,615	6,184	8,696	12,798	13,937

NET INCOME	$13,249	$12,134	$16,987	$25,383	$27,537

Earnings per share available to common shareholders:
Basic	$0.64	$0.61	$0.88	$1.25	$1.42
Diluted	$0.64	$0.61	$0.88	$1.25	$1.42
Cumulative dividends declared per common share	$0.18	$0.18	$0.18	$0.36	$0.36

Weighted average common shares outstanding:
Basic	20,725,833	19,760,645	19,342,023	20,245,905	19,343,867
Diluted	20,789,533	19,845,019	19,409,601	20,301,448	19,406,215

Increase (decrease) in common shares outstanding	(5,960)	1,405,093	(7,831)	1,399,133	24,935

BANR - Second Quarter 2015 Results
July 20, 2015

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014

ASSETS
Cash and due from banks	$85,598	$83,401	$83,571	$71,077
Federal funds and interest-bearing deposits	98,376	215,114	62,990	54,995
Securities - trading	32,404	38,074	61,393	40,258
Securities - available for sale	387,876	395,607	455,353	411,021
Securities - held to maturity	132,197	133,649	133,186	131,258
Federal Home Loan Bank stock	6,120	25,544	31,191	27,036
Loans receivable:
Held for sale	1,154	9,419	7,322	2,786
Held for portfolio	4,245,322	4,105,399	3,755,277	3,831,034
Allowance for loan losses	(77,329)	(75,365)	(74,310)	(75,907)
	4,169,147	4,039,453	3,688,289	3,757,913
Accrued interest receivable	16,792	16,873	15,579	15,279
Real estate owned held for sale, net	6,105	4,922	4,388	3,352
Property and equipment, net	101,141	98,728	91,912	91,185
Goodwill and other intangibles, net	26,891	27,258	3,892	2,831
Bank-owned life insurance	71,744	71,290	62,815	63,759
Other assets	59,867	61,459	50,058	53,199
	$5,194,258	$5,211,372	$4,744,617	$4,723,163
LIABILITIES
Deposits:
Non-interest-bearing	$1,484,315	$1,504,768	$1,210,068	$1,298,866
Interest-bearing transaction and savings accounts	2,047,050	2,036,600	1,771,865	1,829,568
Interest-bearing certificates	765,780	778,049	936,986	770,516
	4,297,145	4,319,417	3,918,919	3,898,950
Advances from Federal Home Loan Bank at fair value	236	250	45,251	32,250
Customer repurchase agreements	94,523	97,020	88,946	77,185
Junior subordinated debentures at fair value	84,694	84,326	77,313	78,001
Accrued expenses and other liabilities	36,131	38,164	35,619	37,082
Deferred compensation	20,879	20,882	16,238	16,807
	4,533,608	4,560,059	4,182,286	4,140,275
STOCKHOLDERS' EQUITY
Common stock	628,327	627,553	567,483	568,882
Retained earnings (accumulated deficit)	32,096	22,623	(5,223)	14,264
Other components of stockholders' equity	227	1,137	71	(258)
	660,650	651,313	562,331	582,888
	$5,194,258	$5,211,372	$4,744,617	$4,723,163
Common Shares Issued:
Shares outstanding at end of period	20,970,681	20,976,641	19,568,704	19,571,548
Common stockholders' equity per share (1)	$31.50	$31.05	$28.74	$29.78
Common stockholders' tangible equity per share (1) (2)	$30.22	$29.75	$28.54	$29.64
Common stockholders' tangible equity to tangible assets (2)	12.26%	12.04%	11.78%	12.29%
Consolidated Tier 1 leverage capital ratio	13.89%	14.50%	13.65%	13.41%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.

(2)
Common stockholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last page of the press release tables.

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014
LOANS (including loans held for sale):
Commercial real estate:
Owner occupied	$616,324	$627,531	$541,558	$546,783
Investment properties	996,714	936,693	807,499	856,942
Multifamily real estate	205,276	208,687	188,792	167,524
Commercial construction	45,137	30,434	12,638	17,337
Multifamily construction	60,075	56,201	39,864	60,193
One- to four-family construction	230,554	228,224	213,414	219,889
Land and land development:
Residential	105,146	98,930	73,030	102,435
Commercial	16,419	17,174	10,679	11,152
Commercial business	811,623	776,579	735,128	723,964
Agricultural business including secured by farmland	230,964	208,635	245,742	238,499
One- to four-family real estate	542,961	552,423	558,744	539,894
Consumer:
Consumer secured by one- to four-family real estate	244,216	233,643	209,511	222,205
Consumer-other	141,067	139,664	126,000	127,003

Total loans outstanding	$4,246,476	$4,114,818	$3,762,599	$3,833,820

Restructured loans performing under their restructured terms	$26,705	$23,180	$37,461	$29,154

Loans 30 - 89 days past due and on accrual	$4,185	$8,157	$7,670	$8,387

Total delinquent loans (including loans on non-accrual)	$27,476	$32,892	$27,415	$25,124

Total delinquent loans / Total loans outstanding	0.65%	0.80%	0.73%	0.66%

GEOGRAPHIC CONCENTRATION
OF LOANS AT JUNE 30, 2015	Washington	Oregon	Idaho	Other	Total
Commercial real estate:
Owner occupied	$385,348	$149,324	$60,010	$21,642	$616,324
Investment properties	527,840	193,605	60,677	214,592	996,714
Multifamily real estate	116,599	74,095	14,582	—	205,276
Commercial construction	40,030	1,767	3,340	—	45,137
Multifamily construction	43,011	13,265	3,799	—	60,075
One- to four-family construction	121,261	105,505	3,191	597	230,554
Land and land development:
Residential	57,586	46,094	1,016	450	105,146
Commercial	5,590	8,029	2,800	—	16,419
Commercial business	431,957	154,264	98,252	127,150	811,623
Agricultural business including secured by farmland	111,190	73,630	46,044	100	230,964
One- to four-family real estate	333,172	186,311	22,749	729	542,961
Consumer:
Consumer secured by one- to four-family real estate	149,376	77,119	16,728	993	244,216
Consumer-other	83,324	50,995	6,366	382	141,067

Total loans outstanding	$2,406,284	$1,134,003	$339,554	$366,635	$4,246,476

Percent of total loans	56.7%	26.7%	8.0%	8.6%	100.0%

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Six Months Ended
CHANGE IN THE	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$75,365	$75,907	$74,371	$75,907	$74,258
Provision	—	—	—	—	—
Recoveries of loans previously charged off:
Commercial real estate	197	14	274	211	570
Multifamily real estate	113	—	—	113	—
Construction and land	843	108	472	951	704
One- to four-family real estate	93	6	204	99	392
Commercial business	499	178	286	677	579
Agricultural business, including secured by farmland	1,225	295	311	1,520	661
Consumer	236	46	58	282	340
	3,206	647	1,605	3,853	3,246
Loans charged off:
Commercial real estate	(64)	—	(1,001)	(64)	(1,239)
Multifamily real estate	—	—	—	—	—
Construction and land	(2)	—	(207)	(2)	(207)
One- to four-family real estate	(40)	(75)	(14)	(115)	(393)
Commercial business	(327)	(107)	(260)	(434)	(998)
Agricultural business, including secured by farmland	(246)	(818)	—	(1,064)	—
Consumer	(563)	(189)	(184)	(752)	(357)
	(1,242)	(1,189)	(1,666)	(2,431)	(3,194)
Net (charge-offs) recoveries	1,964	(542)	(61)	1,422	52
Balance, end of period	$77,329	$75,365	$74,310	$77,329	$74,310

Net (charge-offs) recoveries / Average loans outstanding	0.047%	(0.014)%	(0.002)%	0.035%	0.001%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014
Specific or allocated loss allowance:
Commercial real estate	$18,948	$19,103	$18,884	$18,784
Multifamily real estate	4,273	4,401	5,765	4,562
Construction and land	25,415	24,398	17,837	23,545
One- to four-family real estate	8,542	8,141	9,270	8,447
Commercial business	13,184	12,892	12,014	12,043
Agricultural business, including secured by farmland	2,679	3,732	2,824	2,821
Consumer	780	585	748	483
Total allocated	73,821	73,252	67,342	70,685
Unallocated	3,508	2,113	6,968	5,222
Total allowance for loan losses	$77,329	$75,365	$74,310	$75,907

Allowance for loan losses / Total loans outstanding	1.82%	1.83%	1.97%	1.98%

Allowance for loan losses / Non-performing loans	332%	305%	376%	454%

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$1,072	$2,294	$2,692	$1,132
Multifamily	—	—	422	—
Construction and land	3,153	798	1,296	1,275
One- to four-family	5,662	7,111	9,354	8,834
Commercial business	179	418	925	537
Agricultural business, including secured by farmland	1,560	1,566	104	1,597
Consumer	861	1,836	1,205	1,187
	12,487	14,023	15,998	14,562
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	1,835	1,847	993	—
Multifamily	570	578	—	—
Construction and land	5,951	6,724	—	—
One- to four-family	1,976	1,548	2,181	2,095
Commercial business	—	—	280	—
Consumer	472	15	293	79
	10,804	10,712	3,747	2,174
Total non-performing loans	23,291	24,735	19,745	16,736

Real estate owned (REO)	6,105	4,922	4,388	3,352
Other repossessed assets	—	62	69	76

Total non-performing assets	$29,396	$29,719	$24,202	$20,164

Total non-performing assets / Total assets	0.57%	0.57%	0.51%	0.43%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT JUNE 30, 2015	Washington	Oregon	Idaho	Total
Secured by real estate:
Commercial	$1,039	$1,835	$33	$2,907
Multifamily	—	570	—	570
Construction and land:
One- to four-family construction	—	1,186	—	1,186
Residential land acquisition & development	—	750	—	750
Residential land improved lots	—	504	—	504
Commercial land improved	—	4,765	—	4,765
Commercial land unimproved	—	1,899	—	1,899
Total construction and land	—	9,104	—	9,104

One- to four-family	6,161	990	487	7,638

Commercial business	141	31	7	179
Agricultural business, including secured by farmland	774	786	—	1,560
Consumer	681	472	180	1,333

Total non-performing loans	8,796	13,788	707	23,291
Real estate owned (REO)	1,638	4,434	33	6,105
Other repossessed assets	—	—	—	—

Total non-performing assets at end of the period	$10,434	$18,222	$740	$29,396

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Six Months Ended
REAL ESTATE OWNED	Jun 30, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014

Balance, beginning of period	$4,922	$3,236	$3,352	$4,044
Additions from loan foreclosures	1,473	1,996	2,141	2,703
Additions from acquisitions	—	—	2,525	—
Additions from capitalized costs	298	33	298	37
Proceeds from dispositions of REO	(511)	(1,034)	(2,249)	(2,675)
Gain on sale of REO	105	157	220	316
Valuation adjustments in the period	(182)	—	(182)	(37)

Balance, end of period	$6,105	$4,388	$6,105	$4,388

DEPOSIT COMPOSITION	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014

Non-interest-bearing	$1,484,315	$1,504,768	$1,210,068	$1,298,866

Interest-bearing checking	477,492	472,033	437,810	439,480
Regular savings accounts	1,003,189	979,824	843,950	901,142
Money market accounts	566,369	584,743	490,105	488,946
Interest-bearing transaction & savings accounts	2,047,050	2,036,600	1,771,865	1,829,568

Interest-bearing certificates	765,780	778,049	936,986	770,516

Total deposits	$4,297,145	$4,319,417	$3,918,919	$3,898,950

GEOGRAPHIC CONCENTRATION
OF DEPOSITS AT JUNE 30, 2015	Washington	Oregon	Idaho	Total

Total deposits	$2,858,101	$1,195,413	$243,631	$4,297,145

Percent of total deposits	66.5%	27.8%	5.7%	100.0%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014

Public non-interest-bearing accounts	$50,894	$44,195	$23,886	$39,381
Public interest-bearing transaction & savings accounts	65,136	58,023	69,664	63,473
Public interest-bearing certificates	33,577	35,326	48,180	35,346

Total public deposits	$149,607	$137,544	$141,730	$138,200

Total brokered deposits	$9,646	$4,800	$88,209	$4,799

OTHER BORROWINGS	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014

Customer repurchase agreements / "Sweep accounts"	$94,523	$97,020	$88,946	$77,185

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(in thousands)

ACQUISITION OF SIX OREGON BRANCHES	June 20, 2014

Total consideration		$—

Fair value of assets acquired:
Cash	$127,557
Loans receivable	87,923
Property and equipment	3,079
Intangible assets	2,372
Other assets	275
Total assets acquired	221,206

Fair value of liabilities assumed:
Deposits	212,085
Other liabilities	42
Total liabilities assumed	212,127

Net assets acquired		9,079

Acquisition bargain purchase gain		$(9,079)

ACQUISITION OF SIUSLAW FINANCIAL GROUP*	March 6, 2015

Cash paid		$5,800
Fair value of common shares issued		58,106
Total consideration		63,906

Fair value of assets acquired:
Cash	$84,405
Securities - available for sale	12,865
Loans receivable	247,098
Real estate owned held for sale	2,525
Property and equipment	8,127
Intangible assets	3,895
Other assets	11,391
Total assets acquired	370,306

Fair value of liabilities assumed:
Deposits	316,406
Junior subordinated debentures	5,959
Other liabilities	5,183
Total liabilities assumed	327,548
Net assets acquired		42,758
Goodwill		$21,148

* Amounts recorded in this table are preliminary estimates of fair value.  Additional adjustments to the purchase price allocation may be required.

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2015	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$778,340	16.21%	$384,133	8.00%	$480,167	10.00%
Tier 1 capital to risk-weighted assets	718,092	14.96%	288,100	6.00%	384,133	8.00%
Tier 1 leverage capital to average assets	718,092	13.89%	206,843	4.00%	258,554	5.00%
Common equity tier 1 capital	637,625	13.28%	216,075	4.50%	312,108	6.50%

Banner Bank:
Total capital to risk-weighted assets	685,529	14.83%	369,878	8.00%	462,348	10.00%
Tier 1 capital to risk-weighted assets	627,504	13.57%	277,409	6.00%	369,878	8.00%
Tier 1 leverage capital to average assets	627,504	12.76%	197,715	4.00%	247,143	5.00%
Common equity tier 1 capital	627,504	13.57%	208,057	4.50%	300,526	6.50%

Islanders Bank:
Total capital to risk-weighted assets	37,554	19.32%	15,101	8.00%	18,876	10.00%
Tier 1 capital to risk-weighted assets	35,296	18.07%	11,325	6.00%	15,101	8.00%
Tier 1 leverage capital to average assets	35,296	13.95%	10,280	4.00%	12,850	5.00%
Common equity tier 1 capital	35,296	18.07%	8,494	4.50%	12,269	6.50%

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended
OPERATING PERFORMANCE	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014

Average loans	$4,181,548	$3,920,255	$3,588,654	$4,051,623	$3,532,324
Average securities	582,681	600,806	689,287	591,693	688,530
Average interest earning cash	159,191	91,202	54,887	125,384	56,610
Average non-interest-earning assets	272,486	230,634	197,799	250,935	199,006

Total average assets	$5,195,906	$4,842,897	$4,530,627	$5,019,635	$4,476,470

Average deposits	$4,304,753	$3,997,763	$3,700,736	$4,152,106	$3,660,241
Average borrowings	228,387	232,147	279,266	230,257	270,869
Average non-interest-bearing other liabilities (1)	2,966	4,569	(4,237)	3,021	(5,154)

Total average liabilities	4,536,106	4,234,479	3,975,765	4,385,384	3,925,956

Total average stockholders' equity	659,800	608,418	554,862	634,251	550,514

Total average liabilities and equity	$5,195,906	$4,842,897	$4,530,627	$5,019,635	$4,476,470
Interest rate yield on loans	4.90%	4.80%	4.83%	4.85%	4.85%
Interest rate yield on securities	1.99%	1.79%	1.92%	1.89%	1.94%
Interest rate yield on cash	0.27%	0.24%	0.31%	0.26%	0.31%
Interest rate yield on interest-earning assets	4.41%	4.31%	4.31%	4.36%	4.32%
Interest rate expense on deposits	0.16%	0.18%	0.21%	0.17%	0.21%
Interest rate expense on borrowings	1.49%	1.40%	1.18%	1.45%	1.21%
Interest rate expense on interest-bearing liabilities	0.23%	0.24%	0.28%	0.24%	0.28%

Interest rate spread	4.18%	4.07%	4.03%	4.12%	4.04%

Net interest margin	4.19%	4.09%	4.06%	4.14%	4.06%

Other operating income / Average assets	1.25%	1.15%	1.80%	1.20%	1.32%

Core other operating income / Average assets (2)	1.19%	1.10%	0.95%	1.15%	0.90%

Other operating expense / Average assets	3.68%	3.51%	3.40%	3.60%	3.33%
Core other operating expense / Average assets (2)	3.38%	3.37%	3.23%	3.38%	3.24%
Efficiency ratio (other operating expense / revenue)	70.61%	69.59%	59.94%	70.13%	64.09%
Efficiency ratio (core other operating expense / core operating revenue)(2)	65.61%	67.46%	66.80%	66.48%	67.81%
Return on average assets	1.02%	1.02%	1.50%	1.02%	1.24%
Return on average equity	8.05%	8.09%	12.28%	8.07%	10.09%
Return on average tangible equity (3)	8.40%	8.22%	12.32%	8.31%	10.12%
Average equity / Average assets	12.70%	12.56%	12.25%	12.64%	12.30%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)
Core other operating income excludes net gain (loss) on sale of securities, fair value adjustments and acquisition bargain purchase gain.  Core other operating expense excludes acquisition related costs.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final page of these press release tables.

(3)
Average tangible equity excludes goodwill and other intangible assets and represents a non-GAAP financial measure.  See also Non-GAAP Financial Measures reconciliation tables on the final page of these press release tables.

BANR - Second Quarter 2015 Results
July 20, 2015

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)

* Non-GAAP Financial Measures (unaudited)
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Six Months Ended
	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Net interest income before provision for loan losses	$51,457	$46,536	$43,808	$97,992	$86,147
Total other operating income	16,141	13,696	20,310	29,838	29,342

Total GAAP revenue	67,598	60,232	64,118	127,830	115,489
Exclude net (gain) loss on sale of securities	28	510	—	537	(35)
Exclude change in valuation of financial instruments carried at fair value	(797)	(1,050)	(464)	(1,847)	(209)
Exclude acquisition bargain purchase gain	—	—	(9,079)	—	(9,079)

Revenue from core operations (non-GAAP)	$66,829	$59,692	$54,575	$126,520	$106,166

OTHER OPERATING INCOME/EXPENSE FROM CORE OPERATIONS	Quarters Ended			Six Months Ended
	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Total other operating income (GAAP)	$16,141	$13,696	$20,310	$29,838	$29,342
Exclude net (gain) loss on sale of securities	28	510	—	537	(35)
Exclude change in valuation of financial instruments carried at fair value	(797)	(1,050)	(464)	(1,847)	(209)
Exclude acquisition bargain purchase gain	—	—	(9,079)	—	(9,079)
Other operating income from core operations (non-GAAP)	$15,372	$13,156	$10,767	$28,528	$20,019

Total other operating expense (GAAP)	$47,734	$41,914	$38,435	$89,649	$74,015
Exclude acquisition related costs	(3,885)	(1,648)	(1,979)	(5,533)	(2,024)

Other operating expense from core operations (non- GAAP)	$43,849	$40,266	$36,456	$84,116	$71,991

TANGIBLE COMMON STOCKHOLDERS' EQUITY TO TANGIBLE ASSETS	Jun 30, 2015	Mar 31, 2015	Jun 30, 2014	Dec 31, 2014

Stockholders' equity (GAAP)	$660,650	$651,313	$562,331	$582,888
Exclude goodwill and other intangible assets, net	26,891	27,258	3,892	2,831

Tangible common stockholders' equity (non-GAAP)	$633,759	$624,055	$558,439	$580,057

Total assets (GAAP)	$5,194,258	$5,211,372	$4,744,617	$4,723,163
Exclude goodwill and other intangible assets, net	26,891	27,258	3,892	2,831

Total tangible assets (non-GAAP)	$5,167,367	$5,184,114	$4,740,725	$4,720,332

Tangible common stockholders' equity to tangible assets (non-GAAP)	12.26%	12.04%	11.78%	12.29%

TANGIBLE COMMON STOCKHOLDERS' EQUITY PER SHARE
Tangible common stockholders' equity	$633,759	$624,055	$558,439	$580,057
Common shares outstanding at end of period	20,970,681	20,976,641	19,568,704	19,571,548
Common stockholders' equity (book value) per share (GAAP)	$31.50	$29.82	$27.97	$27.63
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$30.22	$29.75	$28.54	$29.64